USAA ETF TRUST

PARTICIPANT AGREEMENT

This Participant Agreement (the "Agreement") is entered into by and between USAA Investment

Management Company (the "Distributor") and[Participant's Name and NSCC#] (the "Participant"), and is subject to acceptance by State Street Bank and Trust Company, as transfer agent (the "Transfer Agent") and USAA ETF Trust (the "Trust"). The Trust is an open-end management investment company organized as a Delaware statutory trust consisting of separate investment portfolios (each, a "Fund" and collectively, the "Funds"). The Distributor has been retained as principal underwriter of the Trust and provides such services on an agency basis in connection with the sale and distribution of shares of beneficial interest of the Funds (the "Shares"). The Transfer Agent is an "Index Receipt Agent" as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC") and has been retained to provide certain transfer agency services and index receipt agent services with respect to the purchase and redemption of Shares.

As specified in the Trust's prospectuses and statements of additional information, as may be amended or supplemented from time to time (together, the "Prospectus"), Shares may be purchased or redeemed from a Fund only in aggregations of a specified number of Shares as set forth in the Prospectus (each, a "Creation Unit" and collectively, the "Creation Units"). The Prospectus describes the primary form of consideration to be provided to the applicable Fund by the Participant for its own account or on behalf of any party for which it is acting (whether a customer or otherwise) ("Participant Client"), which generally includes a designated portfolio of securities (the "Deposit Securities") and/or cash. Creation Units shall generally be redeemed in exchange for Fund securities ("Fund Securities") and/or cash, as described in the Prospectus. The Participant also pays applicable transaction fees ("Transaction Fees") and Taxes (as defined below). All references to "cash" shall refer to US Dollars.

This Agreement is intended to set forth the terms and procedures pursuant to which the Participant may create and/or redeem Creation Units through (i) the Continuous Net Settlement ("CNS") clearing processes of the NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "Clearing Process", or (ii) outside the Clearing Process (i.e., through the facilities of The Depository Trust Company ("DTC")).

The process by which an investor purchases and redeems Shares from a Fund is described in the Prospectus that comprises part of the Trust's registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 033-65572; Investment Company Act of 1940 Registration No. 812-14140) and the Authorized Participant Handbook ("AP Handbook") (hereinafter collectively, "Fund Documents"). The discussion of the purchase and redemption process in this Agreement is qualified in its entirety by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectus and AP Handbook as each may be supplemented or amended from time to time in the sole discretion of the Trust, with respect to the Prospectus, and the Index Receipt Agent, with respect to the AP Handbook. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectus and AP Handbook, the Prospectus shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.STATUS AND ROLE OF PARTICIPANT.

a. Clearing Status. The Participant represents, covenants and warrants that with respect to orders for the purchase of Creation Units ("Creation Orders") or orders for the redemption of Creation Units ("Redemption Orders" and, together with "Creation Orders", "Orders") of any Fund (i) by means of the Clearing Process, it is a member in good standing of the NSCC and a participant in the CNS System of the NSCC and agrees that it will remain in good standing throughout the term of this Agreement (a "Participating Party"); (ii) outside the Clearing Process, it is a DTC Participant (a "DTC Participant"); and (iii) it has the ability to transact through the Federal Reserve System. The Participant may place Orders either through the Clearing Process or outside the Clearing Process, subject to the procedures for purchase and redemption of Creation Units set forth in the Prospectus, this Agreement and all attachments hereto, as may be amended from time to time (the "Procedures"). Participant shall give prompt notice to the Distributor and Transfer Agent of any change in the foregoing status of Participant.

b. Broker-Dealer Status. The Participant represents, covenants and warrants that it is

(i)registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act"), (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) a member in good standing of the Financial Industry Regulatory Authority ("FINRA"). The Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA (including any NASD Rules that remain operative until such rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Rules), and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. Participant shall give prompt notice to the Distributor and Transfer Agent of any change in the foregoing status of Participant.

If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the U.S. and of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended ("1933 Act") and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

c. Underwriter Status. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a "distribution", as such term is used in the Securities Act of 1933, as amended ("Securities Act"), may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not "underwriters," but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. Neither the Distributor nor the Index Receipt Agent or Trust will indemnify Participant for any violations of the federal securities laws committed by the Participant.

d. Agency. The Participant shall have no authority in any transaction to act as agent of the Distributor, Transfer Agent, the Trust or their agents. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Transfer Agent or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

e. Rights and Obligations as DTC Participant. The Participant agrees that in connection with any transactions in which it acts for a Participant Client, including, without limitation, for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each, a "Beneficial Owner"), that it shall extend to any such party all of the rights, and such party shall be bound by all of the obligations, of a DTC Participant, in addition to any obligations that it undertakes hereunder or under the Fund Documents.

f. Qualified Institutional Buyer Status. The Participant represents, covenants and warrants that immediately after each acquisition of a Rule 144A security by the Participant pursuant to this Agreement, it or, if applicable, the person on whose behalf it is acting, is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act.

g. No Affiliation. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except to the extent that the Participant may be deemed to be an affiliated person under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the "1940 Act"), due to ownership of Shares. The Participant shall give prompt notice to the Distributor and Transfer Agent of any change to the foregoing status.

h. Agent for Proxy. The Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner as that term is defined in Rule 16a-1(a)(2) of the Exchange Act of Shares. The Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor intends to vote (or abstain from voting) such Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund ("Mirror Vote") on any matter submitted to the vote of shareholders of such Fund with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person. The Participant acknowledges that any Mirror Vote cast by the Distributor with respect to any shareholders' meeting will likely be an approximation of the true shareholder vote since the Distributor anticipates that it will be requested to vote such Shares in advance of any actual shareholders' meeting (e.g., 24 hours in advance).

For purposes of this Section 1.h., beneficially owned Shares shall not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Participant instructs the Distributor in writing otherwise. The Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Participant to instruct the Distributor in writing as to which Shares will not be voted by the attorney pursuant to this Section 1.h. The Participant represents that it has all the necessary legal power and authority to vote, and to appoint an attorney and proxy to vote, all such Shares as contemplated herein.

The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. The powers of such attorney and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this irrevocable proxy (i.e., Section 1.h.) upon sixty

(60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

2.EXECUTION OF ORDERS (GENERAL TERMS).

a. Purchase and Redemption of Creation Units. All Orders shall be handled by each party hereto in accordance with the terms of the Fund Documents and this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it.

b. NSCC. Solely with respect to orders for the purchase or redemption of Creation Units through the Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, consistent with the instructions issued by the Participant. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

c. Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Transfer Agent and/or their affiliated persons will be recorded, and the Participant hereby consents to the recording of all calls with any of those parties.

d. Irrevocability. The Participant acknowledges and agrees on behalf of itself and any Participant Client that any Order shall be irrevocable, provided that each of the Trust, Transfer Agent and the Distributor on behalf of the Trust reserves the right to reject any Order for any reason.

e. Prospectus Delivery. The Participant understands a current Prospectus and all required reports for each applicable Fund ("Shareholder Documents") are available at www.usaa.com (or any successor website). The Distributor will provide to the Participant copies of such documents, and the Participant consents to the delivery of all such documents electronically by e-mail at

@.com [Participant's e-mail address]. The Participant agrees to maintain a valid

e-mail address and further agrees to promptly notify the Distributor if its e-mail address changes. By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can seek to revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant understands that it must have continuous Internet access to access all Shareholder Documents. Notwithstanding the foregoing, the Distributor agrees to provide to the Participant upon request a reasonable number of paper copies of either (i) a Fund's statutory prospectus or (ii) in the sole discretion of the Distributor, a Fund's summary prospectus in accordance with Rule 498 under the Securities Act (or any successor rule). The Participant acknowledges receipt of the Prospectus and represents it has reviewed the Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the purchase and redemption of Shares are incorporated herein by reference.

3.EXECUTION OF ORDERS FOR CREATION UNITS.

a. Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client that, upon delivery of a portfolio of Deposit Securities to the Trust's custodian ("Custodian") and/or relevant sub-custodian ("Sub-Custodian"), the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any Participant Client in connection with a transaction to purchase Shares or (ii) any provision of the Securities Act and regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any Participant Client that no such securities are "restricted securities," as such term is used in Rule 144(a)(3)(i) of the Securities Act.

b.Corporate Actions. With respect to any Creation Order of a particular Fund, such Fund acknowledges and agrees to return to the Participant any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or Participant Client.

c.Internal Revenue Code Compliance. The Participant, on behalf of itself and any Participant Client, represents and warrants to the Distributor, Transfer Agent and the Trust that (based upon the number of outstanding Shares of each Fund) (i) it or the Participant Client, as applicable, does not hold, and will not as a result of the contemplated transaction hold, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it or the Participant Client, as applicable, does hold eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. Such representation and warranty shall be deemed repeated with respect to each Creation Order for each Fund. The Participant understands and agrees that the order form relating to any Creation Order of any Fund shall state substantially the same foregoing representations and warranties. Further, the Distributor, Transfer Agent or the Trust may require additional information from the Participant regarding Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Fund Shares by a Beneficial Owner as a condition to the acceptance of Deposit Securities.

The Participant shall otherwise use reasonable efforts to ensure that on each Business Day: (i) no redeeming shareholder is also a purchasing shareholder; (ii) no redeeming shareholder is affiliated in any manner to or with a purchasing shareholder; (iii) each redeeming shareholder and purchasing shareholder are acting for their own respective beneficial interests; (iv) no Redemption Order is for the beneficial interest of a person placing a Purchase Order; and (v) persons placing Redemption Orders and Purchase Orders are not acting pursuant to any common plan, mutual agreement, or understanding.

d.Sub-Custodian Account. The Participant understands and agrees that in the case of each Fund that invests in international or global equity securities, the Trust has caused its Custodian to maintain with the applicable Sub-Custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered the Deposit Securities for itself or any Participant Client in connection with any Creation Order, with any appropriate adjustments as advised by such Sub-Custodian or Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

e.Deposit Securities and/or Relevant Cash Amounts. The Participant understands that the amount of any cash and the identity and the required number of Deposit Securities, as applicable, to be included with respect to any Creation Order (based on information at the end of the previous Business Day) for each Fund will be made available on each Business Day, prior to the opening of business on the NYSE Arca, Inc. ("Arca") through the facilities of the NSCC. The Participant understands that a Creation Unit will not be issued until the requisite cash and/or Deposit Securities, as applicable, Transaction Fees and Taxes (as defined below) are transferred to the Trust on or before the settlement date.

f.Cash Collateralization. In the event that the basket of Deposit Securities to be delivered by the Participant in connection with any Purchase Order is missing some of the required securities on the Contractual Settlement Date (as defined below) for such Purchase Order, the Distributor, the Trust and the Index Receipt Agent agree not to treat such Purchase Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the first business day following the Contractual Settlement Date for such Purchase Order, delivers to the Index Receipt Agent or the Distributor, as applicable, on behalf of the Trust (in accordance with the delivery instructions provided by the Index Receipt Agent or the Distributor, as applicable), the Balancing Amount required in connection with such Purchase Order, such Deposit Securities as the Participant has available for delivery and cash collateral in an amount up to 115% of the market value of the missing Deposit Securities, or (ii) delivers to the Trust through the NSCC or otherwise (as instructed by the Index Receipt Agent or the Distributor, as applicable, for the benefit of the Trust) the missing Deposit Securities or cash in lieu of such securities. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Trust or the Distributor or the Index Receipt Agent on behalf of the Trust to complete any such Purchase Order unless and until the Participant fully complies with the requirements of this Section 3(f).

4.EXECUTION OF REDEMPTION REQUESTS.

a.Order Placement. The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order unless it first ascertains that (a) it or the Participant Client, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption, and (b) such Shares have not been borrowed from, or loaned or pledged to, another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares on a "regular way" basis. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares are held in a single account of a single Participant or Participant Client, as applicable. In the event that the Distributor, Transfer Agent and/or the Trust believes that the above representation, covenant and/or warranty is not true, the Distributor, Transfer Agent and/or Trust may reject without liability the Redemption Order as not in proper form.

b. Additional Payment on Redemption. In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay on such day, to the applicable Fund an amount in cash equal to the excess.

c. Corporate Actions. The Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the applicable Fund any dividend, interest, distribution or other corporate action paid to it or to Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Fund is entitled to reduce the amount of proceeds due to the Participant or Participant Client by an amount equal to any dividend, interest distribution or other corporate action paid to the Participant or to Participant Client in respect of any Fund Security that is transferred to the Participant or to Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund.

5.PARTICIPANT RECORDS, POLICIES AND REPRESENTATIONS.

a.Maintenance of Records. The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon request.

b.Privacy. The Participant represents that it has procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable U.S. Federal and state laws, rules and regulations and will continue to do so throughout the term of this Agreement.

c.Shareholder Information. The Participant agrees: (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor and/or the Trust in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers that are shareholders of the Funds, the Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated or otherwise desire to deliver to their shareholders, after receipt from the Funds or the Distributor of sufficient, reasonable quantities of the same to allow mailing thereof to such customers.

d.Anti-Money Laundering. The Participant represents that it has implemented an anti-money laundering program ("AML Program") consistent with all applicable federal laws, including the Bank Secrecy Act, as amended by the USA Patriot Act, and the regulations thereunder, and FINRA Rule 3310. At a minimum, the Participant's AML Program (i) establishes and implements policies and procedures that can be reasonably expected to detect and cause the reporting of transactions required under 31 U.S.C. 5318(g) and the implementing regulations thereunder; (ii) establishes and implements policies, procedures, and internal controls reasonably designed to achieve compliance with the Bank Secrecy Act and the implementing regulations thereunder; (iii) provides for annual independent testing; (iv) designates an individual or individuals responsible for implementing and monitoring the day-to-day operations and internal controls of the program;

and (v) provides ongoing training for appropriate personnel. The Authorized Participant represents that it maintains policies and procedures to screen for "specially designated nationals" and other prohibited persons under the regulations administered by the Office of Foreign Assets Control (codified at 31 CFR 500 et seq.). The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. Participant shall give prompt notice to the Distributor and Transfer Agent of any change in the foregoing status, which shall result in the automatic termination of this Agreement. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.

e.Marketing Materials. The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, the Trust, Creation Units or Shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to a Fund, Creation Units or Shares ("Marketing Materials"), except such Marketing Materials as may be furnished to the Participant by the Distributor and such other Marketing Materials as may be approved in writing by the Distributor. The Participant understands that the Funds may not be advertised or marketed as mutual funds that offer redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant or an affiliate of the Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business: (a) brokerage communications prepared by the Participant, which are consistent with the Prospectus and with applicable laws and regulations); and (b) research reports that include information, opinions or recommendations relating to a Fund (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares or (ii) for internal use only by the Participant ("Broker Materials"). The Participant acknowledges that the Trust, Distributor, Transfer Agent, the Trust's investment adviser and their affiliates may disclose that the Participant is acting as an authorized participant with respect to the Trust's Shares and has entered into this Agreement.

6.AUTHORIZED PERSONS.

a.Certification. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other authorized official, a certificate, in the form set forth in the Attachment A (or pursuant to other documentation deemed acceptable by the Transfer Agent and Distributor in their sole discretion) (the "Certificate"), setting forth the names, signatures and other requested information of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such Certificate may be accepted and relied upon by the Transfer Agent and the Distributor as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent and the Distributor of a superseding Certificate bearing a subsequent date.

b. Personal Identification Number. The Transfer Agent or Distributor, as the case may be, shall issue to each Authorized Person a unique personal identification number ("PIN") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. If for some reason, an Authorized Person's PIN number is compromised, the Participant shall contact the Index Receipt Agent with notice to the Distributor immediately in order for a new one to be issued.

c. Termination of Authority. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and Transfer Agent and such notice shall be effective upon receipt by the Distributor and Transfer Agent.

d. Verification. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN have been properly placed by an Authorized Person, unless the Transfer Agent or Distributor, as the case may be, has actual knowledge to the contrary. Neither the Distributor nor the Transfer Agent or Trust shall have any obligation to verify that an Order is being placed by an Authorized Person. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person's PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person's PIN Number.

7.PAYMENT OF CERTAIN FEES AND TAXES.

a.Transaction Fees. In connection with the purchase or redemption of Creation Units, the Participant agrees to pay on behalf of itself or the Participant Client the Transaction Fee prescribed in the Prospectus as applicable to the Participant's transaction. The Trust reserves the right to adjust any Transaction Fees subject to any limitation as prescribed in the Prospectus.

b.Other Fees and Taxes. In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Deposit Securities or Fund Securities. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, "Taxes") applicable to the purchase or redemption of any Creation Units made pursuant to this Agreement is imposed, the Participant shall be also responsible for the payment of any such Taxes regardless of whether or not such Taxes are imposed directly on the Participant. To the extent the Trust, the Distributor or their agents pay any such Taxes or they are otherwise imposed, the Participant agrees to promptly indemnify and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This section shall survive the termination of this Agreement.

8.INDEMNIFICATION.

This Section 8 shall survive the termination of this Agreement.

Participant's Indemnification of the Distributor, Transfer Agent and Trust. The Participant hereby agrees to indemnify and hold harmless the Distributor, Transfer Agent, Trust and their respective subsidiaries, affiliates, directors, officers, partners, members, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "AP Indemnified Party") from and against any loss, liability, cost or expense (including attorney fees) suffered or incurred by such AP Indemnified Party resulting from, in connection with or arising out of (i) any breach by the Participant of any provision of this Agreement, (ii) any failure by Participant to comply with its obligations under this Agreement, (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations ("SROs"), in relation to its role as Participant, (iv) actions of any AP Indemnified Party in reliance upon any instructions issued in accordance with these Procedures or Fund Documents, believed by the Distributor, the Transfer Agent and/or the Trust to have been given by the Participant, (v) the Participant's failure to complete a Purchase Order or Redemption Order that has been accepted or (vi)(1) any representation by the Participant, its employees or its agents or other representatives about the Funds, Trust, Creation Units, Shares or any AP Indemnified Party that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, (2) any untrue statement or alleged untrue statement of a material fact contained in any Marketing Material or any alleged omission to state therein a material fact unless such statement or omission was made or omitted at the written direction of the Trust or the Distributor , or (3) Broker Materials. Notwithstanding the foregoing, the Participant shall not have any obligation to indemnify any AP Indemnified Party under this Section 8 for any such losses, liabilities, damages, costs or expenses that are incurred as a result of the gross negligence, bad faith or willful misconduct on the part of an AP Indemnified Party.

9.LIMITATION OF LIABILITY.

This Section 9 shall survive the termination of this Agreement.

a. Express Duties. The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

The Trust's governing instrument (as may be amended and/or restated) (the "Declaration of Trust") provides that the name USAA ETF Trust means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that to the extent the Trust hereunder shall have been deemed to have obligations hereunder, such obligations shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

The Distributor and the Transfer Agent each agree that no provision in this Section 9 shall relieve such party from its obligations to the Trust under any servicing agreement that it has entered into with the Trust.

b. Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith absent gross negligence in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for: (i) the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; (ii) losses incurred by the Participant or Participant Client as a result of unauthorized use of any PIN; or (iii) losses arising from a difference between the performance of a Fund and the performance of the Deposit Securities and/or Cash Amount. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 1.h. above.

c. Force Majeure. Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; acts of civil or military authority or governmental actions.

d. Reliance on Instructions. The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

e. No Advancement by Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

f. Data Errors and Communication Delays. Neither the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

10.NOTICES. Except as otherwise specifically provided in this Agreement, all notices and amendments required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by (i) personal delivery, (ii) postage prepaid registered or certified United States first class mail, return receipt requested, (iii) overnight traceable mail (e.g., Federal Express), (iv) facsimile, or (v) electronic mail (e-mail). Unless otherwise notified in writing, all notices to the Trust shall be given or sent as follows: USAA ETF Trust, 9800 Fredericksburg Road, San Antonio, Texas 78288, Attn.: James G. Whetzel.

All notices to the Participant, Distributor or Transfer Agent, as the case may be, shall be directed to the address, telephone, facsimile numbers or e-mail addresses indicated below the signature line of such party; provided, however, in the case of communications by the Distributor or Transfer Agent to the Participant with respect to any Order as detailed in the Procedures, the Distributor and Transfer Agent shall contact an Authorized Person or other Participant designee at such telephone number, e-mail address or facsimile number provided by such person.

11.TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Trust and may be terminated at any time by any party upon 30 days prior written notice to the other parties (i) unless earlier terminated by the Trust in the event of a breach by the Participant of this Agreement or the Fund Documents or (ii) in the event that the Trust is terminated for any reason.

This Agreement may be amended by the Distributor, with the prior written approval of the Trust, from time to time by the following procedure: the Distributor will provide a copy of any such amendment to the Transfer Agent and the Participant. If the Transfer Agent or the Participant does not object in writing to the amendment within ten (10) days, the amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Trust reserves the right to revise the Procedures or issue additional procedures relating to the manner of creating or redeeming Creation Units and the Participant, the Transfer Agent and the Distributor each agree to comply with such Procedures as may be issued from time to time.

12.ENTIRE AGREEMENT. This Agreement and the Fund Documents, which are hereby incorporated herein by reference, supersede any prior agreement between or among the parties with respect to the subject matter contained herein and constitute the entire agreement among the parties regarding the matters contained herein.

13.ASSIGNMENT. No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate so long as the acquiring entity is able to comply and fulfill the duties and obligations under this Agreement.

14.SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self- regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

15.COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

16.GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of Delaware having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

17.TRUST AS THIRD PARTY BENEFICIARY. The parties understand and agree that the Trust, as a third party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this

Agreement that benefit the Trust.

18.INTERPRETATION. Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

See next page for signatures

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the

day of	, 2016.
USAA INVESTMENT MANAGEMENT COMPANY
BY:
PRINTED NAME:
TITLE:
ADDRESS: 9800 Fredericksburg Road, San Antonio,
TX, 78288
TELEPHONE:
FACSIMILE:
PARTICIPANT:
NAME:
NSCC#:
TAX ID#:
BY:
PRINTED NAME:
TITLE:
ADDRESS:

TELEPHONE:
FACSIMILE:
E-MAIL:
ACCEPTED BY:
STATE STREET BANK AND TRUST COMPANY
BY:
PRINTED NAME:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:
USAA ETF TRUST
BY:
PRINTED NAME: James G. Whetzel
TITLE: Secretary
A-14

ATTACHMENT A

AUTHORIZED PERSONS

USAA ETF TRUST

The following individuals are Authorized Persons pursuant to Section 6 of the Participant Agreement between USAA Investment Management Company, State Street Bank and Trust Company and

,
Participant Name			NSCC #

				TELEPHONE	E-MAIL	CITY OF
NAME(1)	TITLE(1)	SIGNATURE(1)		NUMBER(2)	ADDRESS(2)	BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1)Required information.

(2)Required information to use the Web Order Site.

A-1